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                                                                     Exhibit 4.4

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                          REGISTRATION RIGHTS AGREEMENT


                                      among


                          OPTIMARK TECHNOLOGIES, INC.,

                       GENERAL ATLANTIC PARTNERS 35, L.P.,

                        GAP COINVESTMENT PARTNERS, L.P.,

                           DOW JONES & COMPANY, INC.,

                                 ALICE L. WALTON

                                       and

                     THE PACIFIC STOCK EXCHANGE INCORPORATED


                        ---------------------------------
                             Dated: August 27, 1996
                        ---------------------------------

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                                TABLE OF CONTENTS


                                                                            Page

1. Definitions ............................................................   1

2. General; Securities Subject to this Agreement ..........................   5
   (a) Grant of Rights ....................................................   5
   (b) Registrable Securities .............................................   5
   (c) Holders of Registrable Securities ..................................   5

3. Demand Registration ....................................................   5
   (a) Request for Demand Registration ....................................   5
   (b) Effective Demand Registration ......................................   6
   (c) Expenses ...........................................................   6
   (d) Underwriting Procedures ............................................   7
   (e) Selection of Underwriters ..........................................   7

4. Piggy-Back Registration ................................................   7
   (a) Piggy-Back Rights ..................................................   7
   (b) Expenses ...........................................................   8

5. Holdback Agreements ....................................................   8
   (a) Restrictions on Public Sale by Designated Holders ..................   8
   (b) Restrictions on Public Sale by the Company .........................   8

6. Registration Procedures ................................................   9
   (a) Obligations of the  Company ........................................   9
   (b) Seller Information .................................................  12
   (c) Notice to Discontinue ..............................................  12
   (d) Registration Expenses ..............................................  12

7. Indemnification; Contribution ..........................................  13
   (a) Indemnification by the Company .....................................  13
   (b) Indemnification by Designated Holders ..............................  13
   (c) Conduct of Indemnification Proceedings .............................  14
   (d) Contribution .......................................................  14

8. Rule 144 ...............................................................  15

9. Miscellaneous ..........................................................  15
   (a) Recapitalizations, Exchanges, etc ..................................  15
   (b) No Inconsistent Agreements .........................................  16


                                       i
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                                                                            Page

(c) Remedies ..............................................................  16
(d) Amendments and Waivers ................................................  16
(e) Notices ...............................................................  16
(f) Successors and Assigns; Third Party Beneficiaries .....................  18
(g) Counterparts ..........................................................  19
(h) Headings ..............................................................  19
(i) GOVERNING LAW .........................................................  19
(j) Severability ..........................................................  19
(k) Entire Agreement ......................................................  19
(1) Further Assurances ....................................................  19

                          REGISTRATION RIGHTS AGREEMENT


            REGISTRATION RIGHTS AGREEMENT, dated August 27, 1996 (this "Agreement"), among OptiMark Technologies, Inc., a Delaware corporation (the "Company"), General Atlantic Partners 35, L.P., a Delaware limited Partnership ("GAP LP"), GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment"), Dow Jones & Company, Inc., a Delaware corporation
("Dow Jones"), Alice L. Walton ("Walton") and The Pacific Stock Exchange Incorporated, a Delaware corporation ("PSE").

            This Agreement is made in connection with the Stock Purchase Agreement, dated the date hereof (the "Stock Purchase Agreement"), among the Company, GAP LP, GAP Coinvestment, Dow Jones and Walton, pursuant to which the Company has agreed to issue and sell to (a) GAP LP, and GAP LP has agreed to purchase from the Company, 1,162,753 shares, par value $.Ol per share, of Series A Convertible Participating Preferred Stock of the Company (the "Preferred Stock"), (b) GAP Coinvestment, and GAP Coinvestment has agreed to purchase from the Company, 201,504 shares of Preferred Stock, (c) Dow Jones, and Dow Jones has agreed to purchase from the Company, 682,129 shares of Preferred Stock and (d) Walton, and Walton has agreed to purchase from the Company, 136,426 shares of Preferred Stock. Each share of Preferred Stock is convertible into one (1) share, par value $.O1 per share, of Common Stock of the Company (the "Common Stock"), subject to adjustments. On the date hereof, PSE has the right to purchase up to 526,000 shares of Common Stock pursuant to a Common Stock Purchase Warrant, dated the date hereof, issued by the Company to PSE (the "PSE Warrant"). In order to induce (i) GAP LP, GAP Coinvestment, Dow Jones and Walton to enter into the Stockholders Agreement, dated the date hereof (the "Stockholders Agreement") and (ii) PSE to enter into the PSE-OptiMark Agreement, dated the date hereof, between the Company and PSE, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

            The parties hereby agree as follows:

            1. Definitions. As used in this Agreement the following terms have the meanings indicated:

               "Act" means the Securities Act of 1933, as amended.

               "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP LP: (a) GAP LLC, the members of GAP LLC, and the limited partners of GAP LP; (b) any
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                                                                               2


Affiliate of GAP LLC, the members of GAP LLC and the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members, former members, consultants or key employees of GAP LLC. In addition, GAP LP and GAP Coinvestment shall be deemed to be Affiliates of one another.

               "Approved Underwriter" has the meaning assigned such term in
Section 3(e).

               "Common Stock" means the Common Stock, par value $.Ol per share, of the Company or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

               "Company" has the meaning assigned to such term in the recital to this Agreement.

               "Company Underwriter" has the meaning assigned such term in
Section 4(a).

               "Demand Registration" has the meaning assigned such term in
Section 3(a).

               "Designated Holder" means each of the General Atlantic Stockholders, the Dow Jones Stockholders, the Walton Stockholders and the PSE Stockholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with the provisions of this Agreement, other than a transferee to whom such securities have been transferred pursuant to a registration statement under the Securities Act or Rule 144 or Regulation S under the Securities Act.

               "Dow Jones" has the meaning assigned such term in the recital to this Agreement.

               "Dow Jones Stockholders" means Dow Jones and any Affiliate thereof to which Registrable Securities are transferred.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP, and any successor to such entity.

               "GAP Coinvestment" has the meaning assigned such term in the recital to this Agreement.

               "GAP LP" has the meaning assigned such term in the recital to this Agreement.

               "General Atlantic Stockholders" means GAP LP, GAP Coinvestment and any Affiliate thereof to which Registrable Securities are transferred.

               "Holders' Counsel" has the meaning assigned such term in Section 6(a)(i).

               "Indemnified Party" has the meaning assigned such term in Section 7(c).

               "Indemnifying Party" has the meaning assigned such term in
Section 7(c).

               "Initiating Holders" has the meaning assigned such term in
Section 3(a).

               "Inspector" has the meaning assigned such term in Section 6(a)
(viii).

               "IPO Effectiveness Date" means the date upon which the Company commences its initial offer for sale of shares of Common Stock pursuant to an effective Registration Statement filed under the Securities Act.

               "NASD" has the meaning assigned such term in Section 6(a)(xiii).

               "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

               "Preferred Stock" has the meaning assigned to such term in the recital to this Agreement.

               "PSE" means The Pacific Stock Exchange Incorporated.

               "PSE Stockholders" means PSE and any Affiliate thereof to which Registrable Securities are transferred.

               "PSE Warrant" means the Common Stock Purchase Warrant, dated the date hereof, issued by the Company in favor of PSE.
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                                                                               4


               "Records" has the meaning assigned such term in Section 6(a)(v iii).

               "Registrable Securities" means each of the following: (a) any and all shares of Common Stock owned by the Designated Holders and issued or issuable upon conversion of shares of Preferred Stock, (b) any other shares of Common Stock acquired or owned by any of the Designated Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Designated Holders after the IPO Effectiveness Date, if such Designated Holder is an Affiliate of the Company, (c) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to shares of Common Stock or shares of Preferred Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and shares of Common Stock issuable upon conversion, exercise or exchange thereof and (d) to the extent exercisable at the time such amount of Registrable Securities is to be determined, any and all shares of Common Stock issuable to PSE upon exercise of the PSE Warrant.

               "Registration Expenses" has the meaning set forth in Section
6(d).

               "Registration Statement" means a registration statement filed pursuant to the Securities Act.

               "SEC" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Stock Purchase Agreement" has the meaning assigned such term in the recital to this Agreement.

               "Stockholders Agreement" has the meaning assigned such term in the recital to this Agreement.

               "Walton" has the meaning assigned such term in the recital to this Agreement.

               "Walton Stockholders" means Walton and any Permitted Transferee (as defined in the Stockholders Agreement) thereof to which Registrable Securities are transferred.

            2. General; Securities Subject to this Agreement.

               (a) Grant of Rights. The Company hereby grants registration rights to the General Atlantic Stockholders, the Dow Jones Stockholders, the Walton Stockholders and the PSE Stockholders upon the terms and conditions set forth in this Agreement.

               (b) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) the entire amount of such Registrable Securities proposed to be sold in a single sale are or, in the opinion of counsel satisfactory to the Company and the Designated Holder, each in their reasonable judgment, may be distributed to the public without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act or (iii) such Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement.

               (c) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

            3. Demand Registration.

               (a) Request for Demand Registration. At any time after twelve months following the IPO Effectiveness Date, the General Atlantic Stockholders may make a written request to the Company to register (such General Atlantic Stockholders making such request being referred to hereinafter as the
"Initiating Holders"), under the Securities Act and under the securities or
"blue sky" laws of any jurisdiction reasonably designated by such holder or holders, the number of Registrable Securities, the offer and sale of which shall result in net proceeds (after expenses and underwriting commissions and discounts) to such Initiating Holders of at least $5,000,000 (a "Demand Registration"). The Company shall use its reasonable efforts to cause such
Demand Registration to become and remain effective not later than three (3) months after it receives a request for a Demand Registration. The Company shall not be required to effect more than one (1) Demand Registration at the request of the General Atlantic Stockholders pursuant to this Section 3. Notwithstanding the foregoing, if the amount of Registrable Securities requested by
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                                                                               6


the Initiating Holders to be included in a Demand Registration is reduced pursuant to Section 3(d) or 4(a), then a Demand Registration shall not be deemed to have been effected at the request of such Initiating Holders. If at the time of any request to register Registrable Securities pursuant to this Section 3(a), the Company is engaged in, or has fixed plans to engage in within three (3) months of the time of such request, a registered public offering or is engaged in any other activity which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of three (3) months from the effective date of such offering or the date of completion of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any one-year period. In addition, the Company shall not be required to effect any Demand Registration within three (3) months after the effective date of any other Registration Statement of the Company. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon a request for a Demand Registration, the Company shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered. Each of the Designated Holders (other than the Initiating Holders) may, pursuant to and as limited by Section 4 hereof, offer its Registrable Securities under any such Demand Registration pursuant to this Section 3.

               (b) Effective Demand Registration. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holders.

               (c) Expenses. In any registration initiated as a Demand Registration, the Company shall pay all Registration Expenses (other than underwriting discounts and commissions) in connection therewith, whether or not such Demand Registration becomes effective; provided, however, that each Designated Holder participating in such Demand Registration shall bear the costs of its own legal counsel.

               (d) Underwriting Procedures. If the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders to which the requested Demand Registration relates so elect, the Company shall use its reasonable efforts to cause the offering of such Registrable Securities pursuant to such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter (as hereinafter defined) selected in accordance with Section 3(e). In such event, if the Approved Underwriter advises the Company in writing that in its opinion the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall reduce, first as to the Company and then as to the Designated Holders as a group pro rata based on the number of Registrable Securities requested to be included in such registration.

               (e) Selection of Underwriters. If any Demand Registration of Registrable Securities is in the form of an underwritten offering, the Initiating Holders holding a majority of the Registrable Securities held by all such Initiating Holders shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, be acceptable to the Company in its reasonable judgment.

            4. Piggy-Back Registration.

               (a) Piggy-Back Rights. At any time after the IPO Effectiveness Date, if the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of the Initiating Holders pursuant to Section 3 of any class of security (other than a registration statement on Form S-4 or S-8 or any successor thereto), then the Company shall give written notice of such proposed filing to each of the Designated Holders of Registrable Securities (other than any Initiating Holders) at least thirty (30) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders (other than any Initiating Holders) the opportunity to register the number of Registrable Securities as each such holder may request. The Company and/or Initiating Holders shall, and shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to, permit the Designated Holders of Registrable Securities who have requested in writing to participate in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. In connection with any offering under this
Section 4(a) involving an underwriting, the Company and/or Initiating Holders shall not be
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                                                                               8


required to include any Registrable Securities in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the Company Underwriter, and then only in such quantity as will not, in the opinion of the Company Underwriter, jeopardize the success of the offering by the Company and/or Initiating Holders. If in the written opinion of the Company Underwriter the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect such public offering, then the Company shall be required to include in the underwriting, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company, if the Company initiated such registration; second, the Registrable Securities to be offered for the account of the Designated Holders as a group, pro rata based on the number of Registrable Securities proposed to be offered for the account of such Designated Holders; and third, any other securities requested to be included in such underwriting.

               (b) Expenses. The Company shall bear all Registration Expenses (other than underwriting discounts and commissions) in connection with any registration pursuant to this Section 4; provided, however, that each Designated Holder participating in such registration shall bear the costs of its own legal counsel.

            5. Holdback Agreements.

               (a) Restrictions on Public Sale by Designated Holders. Each Designated Holder of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 180-day period beginning on the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Company or Initiating Holders in the case of a non-underwritten public offering or if and to the extent requested by the Company Underwriter in the case of an underwritten public offering.

               (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any registration statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such registration statement are sold and (ii) three (3) months after the effective date of such registration statement.

            6. Registration Procedures.

               (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3 or 4 of this Agreement, the Company shall use its reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

                   (i) use its reasonable efforts to prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its reasonable efforts to cause such registration statement to become effective; provided, however, that (x) before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector (as hereinafter defined) with an adequate and appropriate opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                   (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the lesser of (x) three (3) months and (y) such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                   (iii) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                   (iv) use its reasonable efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such qualification in effect in such jurisdiction for the lesser of (x) three (3) months and (y) such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                   (v) use its reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

                   (vi) upon discovery that, or upon the happening of any event as a result of which, the prospectus included in a registration statement covering Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (x) promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and (y) immediately prior to the preparation of such amendment or supplement to such prospectus, notify each seller of Registrable Securities of the anticipated preparation thereof;

                   (vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3 or 4) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                   (viii) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter

(each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                   (ix) if such sale is pursuant to an underwritten offering, use its reasonable efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably request;

                   (x) use its reasonable efforts to furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

                   (xi) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

                   (xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided, that the applicable listing requirements are satisfied;

                   (xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

                   (xiv) use reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

               (b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

               (c) Notice to Discontinue. Each Designated Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(vi), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(vi) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 6(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(a)(vi) to and including the date when the Designated Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6(a)(vi).

               (d) Registration Expenses. The Company shall pay all expenses (other than as set forth in Sections 3(c) and 4(b)) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits incident to or required by any registration or qualification) and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective. All of the expenses described in this Section 6(d) are referred to herein as "Registration Expenses".

            7. Indemnification; Contribution.

               (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Designated Holder, its officers, directors, trustees, partners, members, employees, advisors and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

               (b) Indemnification by Designated Holders. In connection with any registration statement in which a Designated Holder is participating pursuant to
Section 3 or 4 hereof, each such Designated Holder shall furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such registration statement or prospectus and each Designated Holder agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the Securities Act and the Exchange Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only with respect to any such information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 7(b) shall be limited to the net proceeds received by such Designated Holder in the offering to which the registration statement or prospectus relates.

               (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless
(i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to it which are different from or additional to and in conflict with those available to the Indemnifying Party and in such event, the Indemnifying Party shall pay the fees and expenses of counsel to the Indemnified Party only to the extent that such separate counsel is necessary under such applicable standards of professional conduct in the case of the foregoing clause (x) or to the extent necessary to avoid any conflict in the case of the foregoing clause (y). In either of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

               (d) Contribution. If the indemnification provided for in this
Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(a), 7(b) and 7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be indemnified by such Designated Holder shall be limited to the net proceeds received by such Designated Holder in the offering.

             The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

            8. Rule 144. From and after the IPO Effectiveness Date, the Company covenants that it shall file any reports required to be filed by it under the Exchange Act and that it shall take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A under the Securities
Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

            9. Miscellaneous.

               (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to (i) the shares of Common Stock and (ii) to any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by sale, merger or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this agreement as a condition of any such transaction.

               (b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

               (c) Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

               (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company, (ii) the General Atlantic Stockholders holding Registrable Securities representing (after giving effect to any adjustments) at least 80% of the aggregate number of Registrable Securities owned by all of the General Atlantic Stockholders, (iii) the holders of Registrable Securities representing (after giving effect to any adjustments) at least 60% of (x) the aggregate number of Registrable Securities owned by all of the Dow Jones Stockholders plus (y) the aggregate number of Registrable Securities owned by all of Walton Stockholders and (iv) the PSE Stockholders holding Registrable Securities representing (after giving effect to any adjustments) at least 80% of the aggregate number of Registrable Securities owned by all of the PSE Stockholders. Any such written consent shall be binding upon the Company and all of the Designated Holders.

               (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                   (i)   if to the Company:

                         OptiMark Technologies, Inc.
                         530 Main Avenue
                         Durango, CO 81301
                         Telecopy: (970) 247-8844
                         Attention: William A. Lupien
                         with a copy to:

                         Ducker, Seawell & Montgomery, P.C.
                         One Civic Center Plaza
                         1560 Broadway, Suite 1500
                         Denver, CO 80202
                         Telecopy: (303) 861-4017
                         Attention: Bruce Ducker, Esq.

                   (ii)  if to GAP LP or GAP Coinvestment:

                         c/o General Atlantic Service Corporation
                         3 Pickwick Plaza
                         Greenwich, Connecticut 06830
                         Telecopy: (203) 622-4099
                         Attention: Stephen P. Reynolds

                         with a copy to:

                         Paul, Weiss, Rifkind, Wharton & Garrison
                         1285 Avenue of the Americas
                         New York, New York 10019-6064
                         Telecopy: (212) 757-3990
                         Attention: Matthew Nimetz, Esq.

                   (iii) if to Dow Jones:

                         Dow Jones & Company, Inc.
                         200 Liberty Street
                         New York, New York 10281
                         Telecopy: (212) 416-2524
                         Attention: John Goggins, Esq.

                   (iv)  if to Walton:

                         The Llama Company
                         One McIlroy Plaza, Suite 302
                         Fayetteville, AR 72701
                         Telecopy: (501) 444-4042
                         Attention: Alice L. Walton

                   (v)   if to PSE:

                         The Pacific Stock Exchange Incorporated
                         301 Pine Street
                         San Francisco, CA 94104
                         Telecopy: (415) 393-4150
                         Attention: John C. Katovich, Esq.

                         with a copy to:

                         Howard, Rice, Nemerovski,
                           Canady, Falk & Rabkin
                         A Professional Corporation
                         Three Embarcadero Center
                         Suite 700
                         San Francisco, CA 94111
                         Telecopy: (415) 399-3041
                         Attention: Timothy S. McCann, Esq.

                   (vi) if to any other Designated Holder, at its address as it appears on the record books of the Company.

               All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

               (f) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The Demand Registration rights and other rights of the General Atlantic Stockholders contained in Section 3 of this Agreement shall be, with respect to any Registrable Security, (i) automatically transferred among the General Atlantic Stockholders and (ii) in all other cases, transferred only with the consent of the Company. The "incidental" registration rights and other rights of each of the Designated Holders contained in this Agreement may be, with respect to any Registrable Security, (i) automatically transferred among the General Atlantic Stockholders, (ii) automatically transferred among the Dow Jones Stockholders, (iii) automatically transferred among the Walton Stockholders and (v) automatically transferred among the PSE Stockholders. All of the obligations of the Company hereunder shall survive any such transfer. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the rights granted hereunder.

               (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

               (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Designated Holders shall be enforceable to the fullest extent permitted by law.

               (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and in the Stock Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               (l) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

            IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                       OPTIMARK TECHNOLOGIES, INC.

                       By: /s/ William A. Lupien
                          -------------------------------------
                           Name: William A. Lupien
                           Title: Chairman & C.E.O.

                       GENERAL ATLANTIC PARTNERS 35, L.P.

                       By: GENERAL ATLANTIC PARTNERS, LLC,
                           Its General Partner


                           By: /s/ J. Michael Cline
                              -------------------------------------
                               Name: J. Michael Cline
                               Title: A Managing Member

                       GAP COINVESTMENT PARTNERS, L.P.

                       By: /s/ J. Michael Cline
                          -------------------------------------
                       Name: J. Michael Cline
                       Title: A General Partner

                       DOW JONES & COMPANY, INC.

                       By: /s/ Carl M. Valenti
                          -------------------------------------
                           Name: Carl M. Valenti
                           Title: Senior Vice President

                       /s/ Alice L. Walton
                       -----------------------------------------
                           Alice L. Walton

                       THE PACIFIC STOCK EXCHANGE INCORPORATED

                       By: /s/ John C. Katovich
                          -------------------------------------
                       Name: John C. Katovich
                       Title: Sr. Vice President, General Counsel
                              and Director of Legal Affairs